LIGHTPATH TECHNOLOGIES, INC.

                                                                      EXHIBIT 11

                        COMPUTATION OF NET LOSS PER SHARE


                                                       For the Three Months
                                                        Ended September 30
                                                   ----------------------------
                                                      1999             1998
                                                   -----------      -----------

Net loss                                           $(1,332,508)     $  (962,106)
Preferred stock 8% premium                              (8,158)         (99,577)
                                                   -----------      -----------
Net loss applicable to common shareholders         $(1,340,666)     $(1,061,683)
                                                   -----------      -----------
Weighted average common shares outstanding           5,222,931        3,466,062
                                                   ===========      ===========
Basic and Diluted net loss per common share        $      (.26)     $      (.31)
                                                   ===========      ===========